Exhibit 8.1
LIST OF SUBSIDIARIES
The following is a list of the Registrant’s subsidiaries as of December 31, 2011, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Company Name	Jurisdiction of Incorporation
Cellestis Limited	Australia
Cellestis GmbH	Germany
Corbett Research Ltd Pty	Australia
Ipsogen SA	France
QIAGEN Australia Holding	Australia
QIAGEN Inc. (Canada)	Canada
QIAGEN Deutschland Holding GmbH	Germany
QIAGEN Gaithersburg, Inc.	Delaware
QIAGEN GmbH	Germany
QIAGEN Hamburg GmbH	Germany
QIAGEN, U.S. Finance Holdings	Luxemburg
QIAGEN, Finance (MALTA) Ltd	Malta
QIAGEN, Inc. (USA)	California
QIAGEN Instruments AG	Switzerland
QIAGEN K.K.	Japan
QIAGEN Lake Constance GmbH	Germany
QIAGEN Ltd.	UK
QIAGEN Manchester Ltd.	UK
QIAGEN Mexico	Mexico
QIAGEN North American Holdings Inc.	California
QIAGEN Pty. Ltd.	Australia

QIAGEN SA	France
QIAGEN Sciences, LLC	Maryland
QIAGEN Shenzhen Co. Ltd.	China
QIAGEN SpA	Italy
Quanta Biosciences, Inc.	Maryland
SABiosciences	Maryland